News Release (NYSE:RPT)

RAMCO REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE SECOND QUARTER 2018

FARMINGTON HILLS, Michigan – August 8, 2018 - RAMCO Properties (NYSE:RPT) (the "Company") today announced its financial and operating results for the three and six months ended June 30, 2018.

SECOND QUARTER FINANCIAL AND OPERATING RESULTS:

•	Net income available to common shareholders of $0.03 per diluted share, compared to $0.05 per diluted share for the same period in 2017.

•	Funds from Operations ("FFO") of $0.32 per diluted share, compared to $0.35 per diluted share for the same period in 2017.

•	Operating Funds from Operations (“Operating FFO”) of $0.40 per diluted share, compared to $0.35 per diluted share for the same period in 2017.

•	Generated same property NOI growth with redevelopment of 3.1% for the three months ended June 30, 2018.

•	Signed 56 comparable leases encompassing 378,457 square feet at a positive leasing spread of 12.3% with an annualized base rent ("ABR") of $15.07 per square foot.

•	Increased ABR to $15.39 per square foot, excluding ground leases, compared to $14.76 for the same period in 2017.

•	Leased occupancy of 93.9% compared to 93.6% at March 31, 2018 and 93.7% at June 30, 2017.

“As we start a new chapter at RPT, we are very excited by the significant opportunity we have before us to create meaningful shareholder value,” said Brian Harper, President and Chief Executive Officer. “Having put in place a first-class management team with deep retail real estate experience, we have worked quickly and diligently to create a plan to drive internal growth, through increasing occupancy and rent per square foot, building a densification pipeline, enhancing our operating platform and fortifying our balance sheet. While some of these initiatives will be longer term, we have already taken steps to capture near-term growth and enhance efficiencies. Our entire organization is focused and energized as we move forward.”

FINANCIAL RESULTS:
For the three months ended June 30, 2018:

•	Net income available to common shareholders of $2.6 million, or $0.03 per diluted share, compared to $4.4 million, or $0.05 per diluted share for the same period in 2017.

•	FFO of $27.9 million, or $0.32 per diluted share, compared to $30.4 million, or $0.35 per diluted share for the same period in 2017.

•	Operating FFO of $35.7 million, or $0.40 per diluted share, compared to $31.0 million or $0.35 per diluted share for the same period in 2017.
For the six months ended June 30, 2018:

•	Net income available to common shareholders of $8.2 million, or $0.10 per diluted share, compared to $15.9 million, or $0.20 per diluted share for the same period in 2017.

•	FFO of $56.5 million, or $0.64 per diluted share, compared to $61.2 million, or $0.69 per diluted share for the same period in 2017.

•	Operating FFO of $63.9 million, or $0.72 per diluted share, compared to $61.6 million or $0.70 per diluted share for the same period in 2017.

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ORGANIZATIONAL STRUCTURE CHANGES:

The Company has streamlined its organizational structure to improve efficiencies, lower costs and align the appropriate staffing needs with the Company’s existing and future operations. The changes will result in approximately $2.0 million in on-going annual net cash savings, excluding a non-recurring charge of approximately $1.3 million associated with the restructuring, which will be recognized in the third quarter of 2018. In addition, the Company recognized a net non-recurring charge of approximately $7.5 million in the second quarter of 2018 associated with the reorganization of its executive management team.

In connection with the organizational changes, the Company appointed Jonathan Krausche to the role of Senior Vice President, Development. Mr. Krausche will be responsible for sourcing, evaluating and executing on the Company’s new and existing development opportunities. Mr. Krausche has over 23 years in development and construction experience and most recently served as Vice President, Development at Westfield Corporation. Mr. Krausche is expected to join the Company on or before September 4, 2018.

The Company also appointed Vincent Chao to the role of Vice President, Finance. Mr. Chao will be responsible for corporate finance, investor relations, and capital markets activities.  Mr. Chao has over 20 years of retail, consumer products, and finance experience and was most recently a Director in Equity Research for Deutsche Bank, where he served as the lead analyst for 35 REITs spanning the major property types. Mr. Chao joined the Company on August 6, 2018.

EXECUTIVE MANAGEMENT APPOINTMENTS:

As previously announced, Brian Harper was selected as the Company’s President and Chief Executive Officer.  Mr. Harper joined the Company and its Board of Trustees on June 15, 2018. Mr. Harper has over 18 years of retail real estate experience and most recently served as Chief Executive Officer of Rouse Properties.

Also, as previously announced, Michael Fitzmaurice was selected as the Company’s Executive Vice President, Chief Financial Officer and Secretary.  Mr. Fitzmaurice joined the Company on June 18, 2018. Mr. Fitzmaurice has nearly 20 years of real estate experience and most recently served as Senior Vice President of Finance with Retail Properties of America, Inc.

Finally, as previously announced, Timothy Collier was selected as the Company’s Executive Vice President of Leasing.  Mr. Collier joined the Company on August 6, 2018. Mr. Collier has over 20 years of real estate experience and most recently served as Head of Leasing for Acadia Realty Trust.

BALANCE SHEET METRICS AND CAPITAL MARKETS ACTIVITY:

At June 30, 2018, the Company's net debt to annualized proforma adjusted EBITDA was 6.2X, interest coverage was 3.8X, and fixed charge coverage was 3.1X.

INVESTMENT ACTIVITY:

Dispositions

During the quarter, the Company completed $2.1 million of dispositions, which included the sale of two land parcels. In addition, the Company’s joint venture partner in Millennium Livonia Holdings LLC exercised their right to acquire the Company's 30% interest in the Millennium Park shopping center in Livonia, Michigan for $3.0 million. The Millennium Park shopping center was the sole property in the joint venture.

Subsequent to quarter end, the Company completed the sale of the one remaining property in the Ramco/Lion Venture LP joint venture, receiving net proceeds of $6.3 million for its 30% interest in the Martin Square shopping center in Stuart, Florida. Following the sale, the Company will have one joint venture property remaining in the portfolio.

Redevelopment

At June 30, 2018, the Company's active redevelopment pipeline consisted of six projects with an estimated total cost of $68.5 million, which are expected to stabilize over the next twelve months at an estimated weighted average return on cost between 8.5% - 9.5%.

DIVIDEND:

In the second quarter, the Company declared a regular cash dividend of $0.22 per common share for the period April 1, 2018 through June 30, 2018 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on July 2, 2018 to shareholders of record as of June 20, 2018.

GUIDANCE:

The Company expects to generate net income attributable to common shareholders of $0.24 to $0.28 per share in 2018, excluding the impact of potential asset sales. The Company is revising the previous management team’s 2018 Operating FFO per share guidance range to $1.35 to $1.39 per share, excluding the impact of potential asset sales, from $1.31 to $1.37 per diluted share, an increase of $0.03 at the midpoint of the range, based, in part, on the following assumptions:

•	Same property NOI growth with redevelopment of 1.75% to 2.75%, a decrease of 75 basis points at the midpoint of the range.

•	Acquisitions of $6 million, a decrease of $44 million.

•
General and administrative expenses of $21.5 to $23.0 million, excluding the impact from non-recurring executive transition and employee severance charges, which is unchanged from the prior assumption.

The following table reconciles the previous management team’s 2018 Operating FFO guidance to the Company's updated 2018 Operating FFO guidance range:

Previous 2018 Operating FFO per diluted share - midpoint of the range	$1.34
Non-cash items (1)	0.06
2018 speculative acquisitions	(0.02)
Same property NOI with redevelopment	(0.01)
Updated 2018 Operating FFO per diluted share - midpoint of the range	$1.37

(1) Represents the acceleration of a below market lease intangible as a result of an unanticipated early termination of an anchor lease.
CONFERENCE CALL/WEBCAST:

The Company will host a live broadcast of its second quarter conference call on Thursday, August 9, 2018 at 10:00 a.m. (ET) time to discuss its financial and operating results. The live broadcast will be available online on the Company’s website at www.ramcoproperties.com or at www.investorcalendar.com. The conference call can be accessed by dialing (877) 407-9205 or (201) 689-8054 for international callers. A replay of the call will be available through August 16, 2018.  The replay can be accessed by dialing (877) 481-4010 or (919) 882-2331 for international callers and entering passcode 34092.  A replay will also be archived at the aforementioned web sites for ninety days.

SUPPLEMENTAL MATERIALS:

The Company’s quarterly financial and operating supplement is available on its corporate web site at www.ramcoproperties.com. If you wish to receive a copy via email, please send requests to vchao@ramcoproperties.com.

The Company owns and operates high-quality, dynamic open-air shopping centers principally located in the top U.S. metro areas. The Company is a fully integrated and self-administered REIT publicly traded on the New York Stock Exchange under the ticker symbol RPT. As of June 30, 2018, the Company's portfolio consisted of 58 shopping centers (including two shopping centers owned through joint ventures) representing 14.0 million square feet. As of June 30, 2018, the Company’s aggregate portfolio was 93.9% leased. For additional information about the Company please visit www.ramcoproperties.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of the Company believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:
Vin Chao, Vice President - Finance
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
vchao@ramcoproperties.com
(248) 592-6880

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2018	December 31, 2017

ASSETS
Income producing properties, at cost:
Land	$397,344	$397,935
Buildings and improvements	1,753,218	1,732,844
Less accumulated depreciation and amortization	(380,108)	(351,632)
Income producing properties, net	1,770,454	1,779,147
Construction in progress and land available for development or sale	77,719	58,243
Net real estate	1,848,173	1,837,390
Equity investments in unconsolidated joint ventures	2,428	3,493
Cash and cash equivalents	5,252	8,081
Restricted cash and escrows	4,361	4,810
Accounts receivable, net	24,171	26,145
Acquired lease intangibles, net	50,999	59,559
Other assets, net	98,833	90,916
TOTAL ASSETS	$2,034,217	$2,030,394

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$1,027,803	$999,215
Capital lease obligation	1,022	1,022
Accounts payable and accrued expenses	59,554	56,750
Acquired lease intangibles, net	52,452	60,197
Other liabilities	8,050	8,375
Distributions payable	19,734	19,666
TOTAL LIABILITIES	1,168,615	1,145,225

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	92,427	92,427
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,530 and 79,366 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	795	794
Additional paid-in capital	1,163,359	1,160,862
Accumulated distributions in excess of net income	(417,526)	(392,619)
Accumulated other comprehensive income	6,143	2,858
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	845,198	864,322
Noncontrolling interest	20,404	20,847
TOTAL SHAREHOLDERS' EQUITY	865,602	885,169
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,034,217	$2,030,394

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
REVENUE
Minimum rent	$52,519	$50,797	$99,431	$100,234
Percentage rent	101	225	425	463
Recovery income from tenants	16,252	14,841	30,834	31,732
Other property income	1,047	1,126	1,861	2,232
Management and other fee income	48	73	134	226
TOTAL REVENUE	69,967	67,062	132,685	134,887

EXPENSES
Real estate tax expense	10,602	10,730	20,759	21,723
Recoverable operating expense	6,141	6,431	12,947	14,039
Non-recoverable operating expense	1,111	1,242	2,112	2,390
Depreciation and amortization	23,457	23,335	44,569	46,152
Acquisition costs	233	—	233	—
General and administrative expense	13,378	6,372	19,265	12,823
Provision for impairment	216	820	216	6,537
TOTAL EXPENSES	55,138	48,930	100,101	103,664

OPERATING INCOME	14,829	18,132	32,584	31,223

OTHER INCOME AND EXPENSES
Other income (expense), net	(68)	(424)	185	(735)
Gain on sale of real estate	181	—	181	11,375
Earnings from unconsolidated joint ventures	202	55	273	141
Interest expense	(10,708)	(11,486)	(21,309)	(22,285)
INCOME BEFORE TAX	4,436	6,277	11,914	19,719
Income tax provision	(33)	(25)	(51)	(53)

NET INCOME	4,403	6,252	11,863	19,666
Net income attributable to noncontrolling partner interest	(101)	(147)	(275)	(462)
NET INCOME ATTRIBUTABLE TO RPT	4,302	6,105	11,588	19,204
Preferred share dividends	(1,675)	(1,675)	(3,350)	(3,350)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,627	$4,430	$8,238	$15,854

EARNINGS PER COMMON SHARE
Basic	$0.03	$0.05	$0.10	$0.20
Diluted	$0.03	$0.05	$0.10	$0.20

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,519	79,344	79,471	79,322
Diluted	79,621	79,529	79,574	79,525

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income	$4,403	$6,252	$11,863	$19,666
Net income attributable to noncontrolling partner interest	(101)	(147)	(275)	(462)
Preferred share dividends	(1,675)	(1,675)	(3,350)	(3,350)
Net income available to common shareholders	2,627	4,430	8,238	15,854
Adjustments:
Rental property depreciation and amortization expense	23,425	23,275	44,475	46,033
Pro-rata share of real estate depreciation from unconsolidated joint ventures	73	79	145	152
Gain on sale of depreciable real estate	—	—	—	(11,190)
Provision for impairment on income-producing properties	—	820	—	6,537
FFO available to common shareholders	26,125	28,604	52,858	57,386

Noncontrolling interest in Operating Partnership (1)	101	147	275	462
Preferred share dividends (assuming conversion) (2)	1,675	1,675	3,350	3,350
FFO available to common shareholders and dilutive securities	$27,901	$30,426	$56,483	$61,198

(Gain) loss on sale of land	(181)	—	(181)	(185)
Provision for impairment on land available for development or sale	216	—	216	—
Severance expense	55	554	69	567
Executive management reorganization, net (3)	7,523	—	7,523	—
Acquisition costs	233	—	233	—
Contingent gain	—	—	(398)	—
Operating FFO available to common shareholders and dilutive securities	$35,747	$30,980	$63,945	$61,580

Weighted average common shares	79,519	79,344	79,471	79,322
Shares issuable upon conversion of Operating Partnership Units (1)	1,916	1,917	1,916	1,917
Dilutive effect of restricted stock	102	185	103	203
Shares issuable upon conversion of preferred shares (2)	6,803	6,685	6,803	6,685
Weighted average equivalent shares outstanding, diluted	88,340	88,131	88,293	88,127

FFO available to common shareholders and dilutive securities per share, diluted	$0.32	$0.35	$0.64	$0.69

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.40	$0.35	$0.72	$0.70

Dividend per common share	$0.22	$0.22	$0.44	$0.44
Payout ratio - Operating FFO	55.0%	62.9%	61.1%	62.9%

(1)	The total noncontrolling interest reflects OP units convertible 1:1 into common shares.

(2)
Series D convertible preferred shares are paid annual dividends of $6.7 million and are currently convertible into approximately 6.8 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.25 per diluted share per quarter and $1.00 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.

(3)
Includes severance, accelerated vesting of restricted stock and performance award charges and the benefit from the forfeiture of unvested restricted stock and performance awards associated with our former Chief Executive, Chief Operating and Chief Financial officers, in addition to recruiting fees and cash inducement bonuses related to the June 2018 hiring of our current Chief Executive and Chief Financial officers.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

Reconciliation of net income available to common shareholders to Same Property NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income available to common shareholders	$2,627	$4,430	$8,238	$15,854
Preferred share dividends	1,675	1,675	3,350	3,350
Net income attributable to noncontrolling partner interest	101	147	275	462
Income tax provision	33	25	51	53
Interest expense	10,708	11,486	21,309	22,285
Earnings from unconsolidated joint ventures	(202)	(55)	(273)	(141)
Gain on sale of real estate	(181)	—	(181)	(11,375)
Other expense (income), net	68	424	(185)	735
Management and other fee income	(48)	(73)	(134)	(226)
Depreciation and amortization	23,457	23,335	44,569	46,152
Acquisition costs	233	—	233	—
General and administrative expenses	13,378	6,372	19,265	12,823
Provision for impairment	216	820	216	6,537
Lease termination fees	(105)	—	(105)	(33)
Amortization of lease inducements	43	44	86	88
Amortization of acquired above and below market lease intangibles, net	(6,266)	(1,149)	(7,388)	(2,108)
Straight-line ground rent expense	70	70	141	141
Amortization of acquired ground lease intangibles	6	6	12	12
Straight-line rental income	(684)	(378)	(1,562)	(1,188)
NOI	45,129	47,179	87,917	93,421
NOI from Other Investments	(1,161)	(4,520)	(6,505)	(13,382)
Same Property NOI with Redevelopment	43,968	42,659	81,412	80,039
NOI from Redevelopment (1)	(3,520)	(2,951)	(6,783)	(5,875)
Same Property NOI without Redevelopment	$40,448	$39,708	$74,629	$74,164

(1) The NOI from Redevelopment adjustments represent 100% of the NOI related to Deerfield Towne Center and Woodbury Lakes, and a portion of the NOI related to specific GLA at Troy Marketplace, Spring Meadows, The Shops on Lane Avenue, River City Marketplace, The Shoppes at Fox River II, Buttermilk Towne Center, Front Range Village and Town & Country for the periods presented. Because of the redevelopment activity, the center or specific space is not considered comparable for the periods presented and is adjusted out of Same Property NOI with Redevelopment in arriving at Same Property NOI without Redevelopment.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

	Three Months Ended June 30,
	2018		2017
Reconciliation of net income to annualized proforma adjusted EBITDA
Net income	$4,403		$6,252
Interest expense	10,708		11,486
Income tax provision	33		25
Depreciation and amortization	23,457		23,335
Gain on sale of depreciable real estate	(181)		—
Provision for impairment on depreciable real estate	216		820
Pro-rata adjustments from unconsolidated entities	73		79
EBITDAre	38,709		41,997

Severance expense	55		554
Executive management reorganization, net	7,523		—
Lease termination income	(105)		—
Adjusted EBITDA	46,182		42,551
Proforma adjustments (1)	(5,233)		—
Proforma adjusted EBITDA	$40,949		$42,551
Annualized proforma adjusted EBITDA	$163,796		$170,204

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$1,027,803		$1,197,414
Unamortized premium	(3,449)		(4,537)
Deferred financing costs, net	3,448		3,379
Consolidated notional debt	1,027,802		1,196,256
Capital lease obligation	1,022		1,066
Cash and cash equivalents	(5,252)		(4,798)
Net debt	$1,023,572		$1,192,524

Reconciliation of interest expense to total fixed charges
Interest expense	$10,708		$11,486
Preferred share dividends	1,675		1,675
Scheduled mortgage principal payments	625		782
Total fixed charges	$13,008		$13,943

Net debt to annualized proforma adjusted EBITDA	6.2	X	7.0	X
Interest coverage ratio (proforma adjusted EBITDA / interest expense)	3.8	X	3.7	X
Fixed charge coverage ratio (proforma adjusted EBITDA / fixed charges)	3.1	X	3.1	X

(1) 2Q18 excludes EBITDA of $5.2 million from the acceleration of a below market lease. The pro forma adjustments treat activity as if they occurred at the start of each quarter.

Ramco-Gershenson Properties Trust
Non-GAAP Financial Definitions

Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operations results. We believe these additional measures provide users of our financial information additional comparable indicators of our industry, as well as our performance.

Funds From Operations (FFO) Available to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), Funds From Operations (FFO) represents net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of depreciable property and impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We have adopted the NAREIT definition in our computation of FFO available to common shareholders.

Operating FFO Available to Common Shareholders
In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of our financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land available for development or sale, bargain purchase gains, severance expense, executive management reorganization costs, net, accelerated amortization of debt premiums and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.

While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable. We recognize the limitations of FFO and Operating FFO when compared to GAAP net income available to common shareholders. FFO and Operating FFO available to common shareholders do not represent amounts available for needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. In addition, FFO and Operating FFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the payment of dividends. FFO and Operating FFO are simply used as for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.

EBITDAre/Adjusted EBITDA/Proforma Adjusted EBITDA
NAREIT defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense (benefit), depreciation and amortization and impairment of depreciable real estate and in substance real estate equity investments; plus or minus gains or losses from sales of operating real estate assets and interests in real estate equity investments; and adjustments to reflect our share of unconsolidated real estate joint ventures and partnerships for these items. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. The Company also presents Adjusted EBITDA which is EBITDAre net of severance expense, lease termination income, and other non-recurring items. EBITDAre and Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. Proforma Adjusted EBITDA further adjusts for the effect of the acquisition or disposition of properties during the period.

Same Property Operating Income
Same Property Operating Income ("Same Property NOI with Redevelopment") is a supplemental non-GAAP financial measure of real estate companies' operating performance. Same Property NOI with Redevelopment is considered by management to be a relevant performance measure of our operations because it includes only the NOI of comparable properties for the reporting period. Same Property NOI with Redevelopment excludes acquisitions and dispositions. Same Property NOI with Redevelopment is calculated using consolidated operating income and adjusted to exclude management and other fee income, depreciation and amortization, general and administrative expense, provision for impairment and non-comparable income/expense adjustments such as straight-line rents, lease termination fees, above/below market rents, and other non-comparable operating income and expense adjustments.

In addition to Same Property NOI with Redevelopment, the Company also believes Same Property NOI without Redevelopment to be a relevant performance measure of our operations. Same Property NOI without Redevelopment follows the same methodology as Same Property NOI with Redevelopment, however it excludes redevelopment activity that significantly impacts the entire property, as well as lesser redevelopment activity where we are adding GLA or retenanting a specific space. A property is designated as redevelopment when projected costs exceed $1.0 million, and the construction impacts approximately 20% or more of the income producing property's gross leasable area ("GLA") or the location and nature of the construction significantly impacts or disrupts the daily operations of the property. Redevelopment may also include a portion of certain properties designated as same property for which we are adding additional GLA or retenanting space.

Same Property NOI should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Our method of calculating Same Property NOI may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.